UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 31, 2016, on recommendation of the Corporate Governance & Nominating Committee, the Board of Directors (the “Board”) of The Cooper Companies, Inc. (the “Company” or “Cooper”) voted to expand the size of the Board from 7 directors to 9 directors with effect from April 1, 2016 and to elect Colleen E. Jay and William A. Kozy to fill the new director positions, with effect from April 1, 2016, until their successors are duly elected and qualified or their earlier resignation or removal.

Both Ms. Jay and Mr. Kozy have both been determined to be independent directors under New York Stock Exchange listing standards. There are no arrangements or understandings between either Ms. Jay or Mr. Kozy and any other persons pursuant to which they were selected as directors. Additionally, there are no transactions involving the Company and either Ms. Jay or Mr. Kozy that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Both Ms. Jay and Mr. Kozy will be compensated for their service as directors consistent with the compensation provided to other non-employee directors as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on January 29, 2016.

Concurrent with their election, Ms. Jay was appointed to the Organization & Compensation Committee and Mr. Kozy was appointed to the Audit and the Science & Technology Committees.

On April 4, 2016, Cooper issued a press release announcing the election of Ms. Jay and Mr. Kozy to the Board, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 4, 2016 issued by The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s Carol R. Kaufman
Carol R. Kaufman
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

Dated: April 4, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 4, 2016 issued by The Cooper Companies, Inc.